UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

EngageSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40835	83-2785225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Braintree Hill Office Park, Suite 101

Braintree, Massachusetts 02184

(Address of principal executive offices) (Zip Code)

(781) 848-3733

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESMT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2022, the Board of Directors (the “Board”) of EngageSmart, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, appointed Diego Rodriguez (the “New Director”) to the Board, effective immediately. Mr. Rodriguez will serve as a Class I director for a term expiring at the Company’s annual meeting of stockholders to be held in 2022, until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal.

The New Director is eligible to participate in the Company’s Non-Employee Director Compensation Policy, which provides for: (i) an annual cash retainer of $60,000 for serving on the Board, earned on a quarterly basis; (ii) an initial equity-based award of restricted stock units (the “Initial Award”) in an amount equal to $500,000 that vests in substantially equal annual installments over three years following the grant date, subject to such New Director’s continued service on the Board through each such vesting date; and (iii) following each annual meeting of the Company’s stockholders, an annual equity-based award of restricted stock units in an amount of $170,000 that vests on the first anniversary of the date of grant, subject to such New Director’s continued service on the Board through such vesting date. On January 19, 2022, the New Director was granted an Initial Award in an amount equal to $500,000. The New Director has entered into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGAGESMART, INC.

Date: January 25, 2022	By:	/s/ Charles Kallenbach
Charles Kallenbach
General Counsel